EXHIBIT 10.8

45 East Putnam Avenue   •   Greenwich, CT 06830
Tel: 203.422.2300   •   Fax: 203.422.2330
Email: ggc@globalgoldcorp.com

May 12, 2009

Ian Hague	Nicholas J. Aynilian
60 Broadway	381 Broadway, 2nd Floor
Apartment 11A	Westwood, NJ 07675
Brooklyn, NY 11211

RE: Emergency Loan to Global Gold Corporation

Dear Ian and Nick:

 Following up on our discussions, this letter confirms the terms on which you are providing an emergency loan of $550,000 ($500,000 from Ian Hague and $50,000 from Nick Aynilian) to Global Gold Corporation (the “Company”) to cover current and overdue license fees, taxes, utilities necessary to resume production, rent, overhead, and some other partial payments. Accordingly, each of  you, in your personal capacities only and not acting on behalf of any other person or entity, hereby promise to make  short-term personal loans in the total amount of $550,000 ($500,000 from Ian Hague and $50,000 from Nick Aynilian)  (the “Loans”),  to the Company which Loans shall accrue interest, from the day they are issued by you and until the day they are repaid by the Company, at an annual rate of 10% (the “Interest”).

The Company promises to repay, in full, the Loan and all the Interest accrued thereon on the sooner of: (1) your demand after June 1, 2009; (2) from the proceeds of any financing the Company; or (3) from the proceeds of the sale of an interest in Marjan or any other Company property.    The Company may prepay this loan in full at any time. But if it is not repaid by June 2, 2008, you will have the right, among other rights available to you under the law, to convert the loan plus accrued interest to common shares of the Company at the price calculable and on the terms of the Global Gold Corporation 2006 Stock Incentive Plan, i.e. our option plan.

In addition, you will have the right (from the date of this agreement until the time this and any other loans from you are repaid) at any time to convert the terms of all or a portion of this or other loans you made pursuant to the terms provided to any third party investor or lender financing the company.

Thank you again for your help at this time, and please countersign below if these terms confirm our agreement.

Sincerely,

_________________________
Van Z. Krikorian,
Chairman and CEO
Acknowledged and Agreed

____________________________       _______
Ian Hague                                                      Date

____________________________        _______
Nicholas J. Aynilian                                     Date

Cc: Global Gold Board of Directors